UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2005

Date of Report (Date of earliest event reported)

RADVIEW SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel	0-31151	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 New England Executive Park, Burlington, MA 01803
(Address of principal executive offices)

(781) 238-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On February 7, 2005, RadView Software Ltd. issued a press release announcing its financial results for the quarter ended December 31, 2004.  A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Item 5.04               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 7, 2005, the Company announced that Mr. Robert Steinkrauss, one of the Company’s two External Directors, has voluntarily resigned from the Company’s board of directors, effective February 3, 2005.  There is no disagreement between the Company and Mr. Steinkrauss relating to the Company’s operations, policies, or practices.  Mr. Steinkrauss’ letter of resignation is attached hereto as Exhibit 17.1.  In order to comply with the requirements of Israeli law that the Company have two External Directors, the Board of Directors will nominate for shareholder approval another individual to serve as an External Director of the Company.

Item 9.01               Financial Statements and Exhibits

The following exhibits are being furnished herewith:

17.1                           Resignation letter dated February 3, 2005 of Mr. Robert Steinkrauss as a director of RadView Software Ltd.

99.1                           Press Release of RadView Software Ltd. issued on February 7, 2005 announcing financial results for the quarter ended December 31, 2004.

Limitation on Incorporation by Reference

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADVIEW SOFTWARE LTD.

Date: February 7, 2005	/s/ CHRISTOPHER DINEEN
Christopher Dineen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	DESCRIPTION

17.1	Resignation letter dated February 3, 2005 of Mr. Robert Steinkrauss as a director of RadView Software Ltd.

99.1	Press Release of RadView Software Ltd. issued on February 7, 2005 announcing financial results for the quarter ended December 31, 2004.